Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Children’s Place 401(k) Savings Plan

Secaucus, New Jersey:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-85834) of our report dated DATE, relating to the financial statements and supplemental schedule of The Children’s Place 401(k) Savings Plan appearing on this Form 11-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, NY

June 18, 2010